UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2060

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the o Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the o Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Additional 7.75% Senior Notes due 2019

On November 14, 2012, Crestwood Midstream Partners LP (the “Partnership”) completed its previously announced issuance of an additional $150 million aggregate principal amount of its 7.75% Senior Notes due 2019 (the “Additional Notes”) in a private offering conducted pursuant to the exemptions from registration contained in Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were issued as additional notes under the indenture (the “Indenture”) dated as of April 1, 2011, among the Partnership, Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Issuers previously issued $200 million aggregate principal amount of their 7.75% Senior Notes due 2019 (the “Initial Notes”). The Partnership will use the net proceeds from this offering to reduce indebtedness under its revolving credit facility.

The Additional Notes constitute one series under the Indenture, together with, and are identical in all respects to, the Initial Notes, except that (i) the Additional Notes were issued at a price of 101%, (ii) until the Additional Notes are registered and exchanged for exchange notes, the Additional Notes will have a separate CUSIP number from that of any of the Initial Notes and will not be fungible with the Initial Notes, (iii) interest will accrue on the Additional Notes from October 1, 2012 and (iv) the first interest payment date will be April 1, 2013. The Additional Notes and the Initial Notes are referred to herein as the “Notes”. The Notes will mature on April 1, 2019. Interest on the Notes is payable in cash semiannually in arrears on April 1 and October 1 of each year. Interest on the Notes accrues at a rate of 7.75% per annum.

The Notes are general unsecured obligations of the Issuers, rank pari-passu in right of payment with all existing and future unsecured senior liabilities of the Issuers and rank senior in right of payment to any future subordinated indebtedness of the Issuers. In addition, the Notes are structurally subordinated to the liabilities of the Issuers’ non-guarantor subsidiaries. The Notes are guaranteed on a senior unsecured basis by certain of the Partnership’s current and future domestic subsidiaries (the “Guarantors”).

The Issuers may at their option redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	103.8750%
2016	101.9375%
2017 and thereafter	100.0000%

Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Partnership to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Issuers’ ability (as well as those of certain of the Partnership’s subsidiaries) to: incur additional debt, provide guarantees and issue mandatorily redeemable preferred stock; make certain investments and other restricted payments, including the prepayment of certain indebtedness; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business and engage in consolidations, mergers and acquisitions.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The Additional Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

The foregoing description of the Indenture and the Notes set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which were previously filed as Exhibits 4.1 and 4.2, respectively, to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2011, and are incorporated herein by reference.

Registration Rights Agreement

On November 14, 2012, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuers and Guarantors have agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement for new exchange notes having substantially identical terms as the Additional Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange freely tradable exchange notes for the Additional Notes (the “Exchange Offer”) by no later than March 31, 2013. The Partnership is required to use its commercially reasonable efforts to complete such Exchange Offer no later than June 28, 2013 or, if required, to file a shelf registration statement under certain circumstances to cover resales of the Additional Notes. If such obligations are not satisfied (a “Registration Default”), the annual interest rate on the Additional Notes will increase by 0.25%. The annual interest rate on the Additional Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Additional Notes will revert to the original level.

The foregoing description of the Registration Rights Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant. Entry into a Material Definitive Agreement.

The information relating to the Indenture and the Additional Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Registration Rights Agreement, dated November 14, 2012, among the Issuers, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and RBS Securities Inc., as the initial purchasers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: November 14, 2012	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel